POWER OF ATTORNEY
                        Exhibit 24.1

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of AVX Corporation, a Delaware corporation, which will file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Law, an Annual Report for fiscal year ended March 31, 1998 on Form 10-K, hereby constitutes and appoints Benedict P. Rosen, John S. Gilbertson and Donald B. Christiansen his true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign said 10-K Annual Report and any and all amendments thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power-of Attorney on the date set opposite his respective name.






Signature                      Title                                Date


/s/Kazuo Inamori  ChairmanEmeritus of the Board of Directors    April 23, 1998
Kazuo Inamori


/s/Yuzo Yamamura  Director                                      April 23, 1998
Yuzo Yamamura


/s/Kensuke Itoh   Director                                      April 23, 1998
Kensuke Itoh


/s/Michihisa Yamamoto Director                                  April 23, 1998
Michihisa Yamamoto


/s/Masahiro Umemura   Director                                  April 23, 1998
Masahiro Umemura


/s/Masahiro Yamamoto  Director                                  April 23, 1998
Masahiro Yamamoto



/s/Benedict P. Rosen  Chairman of the Board,                    April 23, 1998
Benedict P. Rosen     Chief Executive Officer



/s/John S. Gilbertson    President, Cief Operating Officer
John S. Gilbertson       and Director                           April 23, 1998



/s/Donald B. Christiansen Chief Financial Officer, Senior
Donald B. Christiansen    Vice President, Treasurer and
                          Director                              April 23, 1998


/s/Carroll A. Campbell, Jr. Director                            April 23, 1998
Carroll A. Campbell, Jr.


/s/Marshall D. Butler       Director                            April 23, 1998
Marshall D. Butler


/s/Rodney N. Lanthorne      Director                            April 23, 1998
Rodney N. Lanthorne


/s/Richard Tressler         Director                            April 23, 1998
Richard Tressler